EX-11
EARNINGS PER SHARE

Exhibit 11.     Statement Re: Computation of Per Share Earnings

                                                                                        Fiscal Years Ending
                                                              January 30, 1999            January 31, 1998        February 1, 1997
                                                              --------------------------------------------------------------------
                                                                                 (In thousands except per share data)
Basic EPS Computation
  Numerator:
     Net income (loss)                                               $ (18,541)                $   (29,063)              $   6,264
  Denominator:
     Weighted average common shares outstanding                         15,810                      15,649                  15,755
                                                                     ---------                 -----------               ---------

                       Basic EPS                                     $   (1.17)                $     (1.86)              $    0.40
                                                                     =========                 ===========               =========

Diluted EPS Computation
  Numerator:
     Net income (loss)                                               $ (18,541)                $   (29,063)              $   6,264
  Denominator:
     Weighted average common shares outstanding                         15,810                      15,649                  15,755
     Stock Options, excluding anti-dilutive options
        of 80 and 34 shares for January 30, 1999
        and January 31, 1998, respectively                                  --                          --                      78
                                                                     ---------                 -----------               ---------
     Total Shares                                                       15,810                      15,649                  15,833
                                                                     ---------                 -----------               ---------

                       Diluted EPS                                   $   (1.17)                $     (1.86)              $    0.40
                                                                     =========                 ===========               =========